UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2017

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor Redwood City, California 94065 (650) 598-6000
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure

On September 28, 2017, Equinix, Inc. (the “Company”) redeemed the entire $500 million aggregate principal amount outstanding of its 4.875% Senior Notes due 2020 (the “Notes”). The redemption was made pursuant to the terms of the Indenture dated March 5, 2013 between the Company and U.S. Bank National Association, as trustee, at a redemption price equal to 102.438% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date.

The Company used a portion of the net proceeds from its offering of €1 billion aggregate principal amount of its 2.875% Senior Notes due 2025, which closed on September 20, 2017, to redeem the Notes.

All of the information furnished in Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

Date: September 28, 2017	By:	/s/ Keith D. Taylor
		Name:	Keith D. Taylor
		Title:	Chief Financial Officer